Exhibit 4.2
THIRTY-FIRST SUPPLEMENTAL INDENTURE
(7 3/8% Senior Notes due 2016)
          Thirty-first Supplemental Indenture (this “Supplemental Indenture”), dated as of March 13, 2009, by the entities listed on Schedule I attached hereto (the “Guaranteeing Subsidiaries”), being a subsidiary of Peabody Energy Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Company has executed and delivered to the Trustee the Tenth Supplemental Indenture dated as of October 12, 2006 to the Indenture dated as of March 19, 2004 (the “Base Indenture” and, together with the Tenth Supplemental Indenture, the “Indenture”) providing for the issuance of an unlimited amount of 7 3/8% Senior Notes due 2016 (the “Notes”); as supplemented by:
•	the Thirteenth Supplemental Indenture, dated as of November 10, 2006;

•	the Sixteenth Supplemental Indenture, dated as of January 31, 2007;

•	the Nineteenth Supplement Indenture, dated as of June 14, 2007;

•	the Twenty-second Supplemental Indenture, dated as of November 14, 2007;

•	the Twenty-fifth Supplemental Indenture, dated as of March 31, 2008;

•	the Twenty-eighth Supplemental Indenture, dated as of November 5, 2008; and
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental Indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agrees as follows:
(a)	Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(i)	the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)	in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.
(b)	The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

(c)	The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)	This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(e)	If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)	The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)	As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Tenth Supplemental Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Tenth Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

(h)	The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(i)	Pursuant to Section 9.04 of the Tenth Supplemental Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article 9 of the Tenth Supplemental Indenture shall result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
          3. Execution and Delivery. The Guaranteeing Subsidiaries agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
          4. Guaranteeing Subsidiaries May Consolidate, Etc. on Certain Terms.
(a)	The Guaranteeing Subsidiaries may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:
(i)	subject to Section 9.04 of the Tenth Supplemental Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

(ii)	immediately after giving effect to such transaction, no Default or Event of Default exists.
(b)	In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(c)	Except as set forth in Articles 4 and 5 of the Tenth Supplemental Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.
          5. Releases.
(a)	In the event of (i) the release or discharge of the Guarantee of the Credit Agreement by a Subsidiary Guarantor, except a discharge or release by or as a result of payment under such Guarantee or (ii) a sale or other disposition by way of such a merger, consolidation or otherwise, of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the capital stock of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee.

(b)	Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article 9 of the Tenth Supplemental Indenture.
          6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiaries under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
          7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
[Signature page follows]

PEABODY ENERGY CORPORATION ASSOCIATION		US BANK NATIONAL
(“COMPANY”)		(“TRUSTEE”)

By:	/s/ Walter L. Hawkins, Jr.	By:	/s/ Philip G. Kane, Jr.

Name:	Walter L. Hawkins, Jr.	Name:	Philip G. Kane, Jr.
Title:	Senior Vice President & Treasurer	Title:	Vice President

Existing Subsidiary Guarantors:
American Land Development, LLC
American Land Holdings of Illinois, LLC
American Land Holdings of Indiana, LLC
American Land Holdings of Kentucky, LLC
American Land Holdings of West Virginia, LLC
Arclar Company, LLC
Arid Operations Inc.
Big Ridge, Inc.
Big Sky Coal Company
Black Beauty Coal Company, LLC
Black Hills Mining Company, LLC
BTU Empire Company, LLC
      f/k/a BTU Empire Corporation
BTU Western Resources, Inc.
Caballo Coal Company
Caseyville Dock Company, LLC
Central States Coal Reserves of Illinois, LLC
Central States Coal Reserves of Indiana, LLC
Century Mineral Resources, Inc.
COALSALES, LLC
COALSALES II, LLC
COALTRADE International, LLC
COALTRADE, LLC
Coal Reserves Holding Limited Liability Company No. 1
Colorado Yampa Coal Company
Conservancy Resources, LLC
Cottonwood Land Company
Coulterville Coal Company, LLC
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
Dyson Creek Coal Company, LLC
Dyson Creek Mining Company, LLC
El Segundo Coal Company, LLC
Falcon Coal Company, LLC
Gallo Finance Company
Gold Fields Chile, LLC
Gold Fields Mining, LLC
Gold Fields Ortiz, LLC
Hayden Gulch Terminal, Inc.
Highwall Mining Services Company
Hillside Recreational Lands, LLC
HMC Mining, LLC
Illinois Land Holdings, LLC
Independence Material Handling, LLC
James River Coal Terminal, LLC
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Kentucky Syngas, LLC
Lively Grove Energy Partners, LLC

Marigold Electricity, LLC
Marigold Energy, LLC
Midco Supply and Equipment Corporation
Midwest Coal Acquisition Corp.
Midwest Coal Reserves of Illinois, LLC
Midwest Coal Reserves of Indiana, LLC
Mustang Energy Company, L.L.C.
New Mexico Coal Resources, LLC
New Mexico Employment Resources, LLC
Peabody America, Inc.
Peabody Archveyor, L.L.C.
Peabody Cardinal Gasification, LLC
Peabody Colorado Operations, LLC
      f/k/a Colorado Coal Resources, LLC
Peabody Development Company, LLC
Peabody Electricity, LLC
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Holding Company, LLC
Peabody International Investments, Inc.
Peabody International Services, Inc.
Peabody Investments Corp.
Peabody Midwest Operations, LLC
      f/k/a Midwest Coal Resources, LLC
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody Powder River Operations, LLC
      f/k/a Powder River Resources, LLC
Peabody Powertree Investments, LLC
Peabody Recreational Lands, L.L.C.
Peabody Rocky Mountain Services, LLC
      f/k/a Williams Fork Coal Resources, LLC
Peabody Southwest, LLC
Peabody Southwestern Coal Company
Peabody Terminal Holdings Company, Inc.
Peabody Terminals, LLC
Peabody Venezuela Coal Corp.
Peabody Venture Fund, LLC
Peabody-Waterside Development, L.L.C.
Peabody Western Coal Company
PEC Equipment Company, LLC
Point Pleasant Dock Company, LLC
Pond River Land Company
Porcupine Production, LLC
Porcupine Transportation, LLC
Powder River Coal, LLC
Randolph Land Resources, LLC
Randolph Land Holding Company, LLC
Riverview Terminal Company
Sage Creek Holdings, LLC

School Creek Coal Company, LLC
School Creek Coal Resources, LLC
Seneca Coal Company
Shoshone Coal Corporation
Star Lake Energy Company, L.L.C.
Sugar Camp Properties, LLC
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, L.L.C.
Twentymile Coal Company
West Roundup Resources, Inc.
Williams Fork Coal Company, LLC
Wyoming Natural Gas, LLC

By: Name:	/s/ Walter L. Hawkins, Jr. Walter L. Hawkins, Jr.
Title:	Senior Vice President and Treasurer
Additional Guarantors:
American Land Holdings of Colorado, LLC
Bear Run Coal Company, LLC
Elkland Holdings, LLC
Peabody Bear Run Services, LLC
Peabody Colorado Services, LLC
Peabody Employment Services, LLC
Peabody Gateway Services, LLC
Peabody Illinois Services, LLC
Peabody Indiana Services, LLC
Peabody Midwest Management Services, LLC
Peabody Midwest Services, LLC
Peabody Operations Holding, LLC
Peabody Powder River Management Services, LLC
Peabody Powder River Services, LLC
Peabody Rocky Mountain Management Services, LLC
Peabody Services Holding, LLC
Peabody Wild Boar Services, LLC
Peabody Wyoming Services, LLC
Sage Creek Coal Company, LLC
Vigo Employment Resources, LLC
Wild Boar Coal Company, LLC

By: Name:	/s/ Walter L. Hawkins, Jr. Walter L. Hawkins, Jr.
Title:	Senior Vice President and Treasurer

SCHEDULE I
New Guaranteeing Subsidiaries:
American Land Holdings of Colorado, LLC, a Delaware limited liability company,
Bear Run Coal Company, LLC, a Delaware limited liability company,
Elkland Holdings, LLC, a Delaware limited liability company,
Peabody Bear Run Services, LLC, a Delaware limited liability company,
Peabody Colorado Services, LLC, a Delaware limited liability company,
Peabody Employment Services, LLC, a Delaware limited liability company,
Peabody Gateway Services, LLC, a Delaware limited liability company,
Peabody Illinois Services, LLC, a Delaware limited liability company,
Peabody Indiana Services, LLC, a Delaware limited liability company,
Peabody Midwest Management Services, LLC, a Delaware limited liability company,
Peabody Midwest Services, LLC, a Delaware limited liability company,
Peabody Operations Holding, LLC, a Delaware limited liability company,
Peabody Powder River Management Services, LLC, a Delaware limited liability company,
Peabody Powder River Services, LLC, a Delaware limited liability company,
Peabody Rocky Mountain Management Services, LLC, a Delaware limited liability company,
Peabody Services Holding, LLC, a Delaware limited liability company,
Peabody Wild Boar Services, LLC, a Delaware limited liability company,
Peabody Wyoming Services, LLC, a Delaware limited liability company,
Sage Creek Coal Company, LLC, a Delaware limited liability company,
Vigo Employment Resources, LLC, a Delaware limited liability company, and
Wild Boar Coal Company, LLC, a Delaware limited liability company